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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 28, 2003, relating to the financial statement of Scudder RREEF Real Estate Fund, Inc., which appear in such Registration Statement. We also consent to the reference to use under the headings "Financial highlights", "Counsel and independent accountants", and "Financial statements" in such Registration Statement.

/s/ PricewaterhoueCoopers LLP

PricewaterhouseCoopers LLP
Boston Massachusetts
January 9, 2004